Exhibit 5.1

Our ref SMC/631584/19528634v1

Ambow Education Holding Ltd.

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

27 September 2010

Dear Sirs

Ambow Education Holding Ltd. (the “Company”)

We have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about 27 September 2010 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of 18,497,585 Class A Ordinary Shares, par value US$0.0001 per share, issuable upon the conversion of 18,497,585 Class B Ordinary Shares, par value US$0.0001 per share of the Company that are issuable upon the exercise of outstanding options granted under the Company’s 2005 Stock Plan (the “2005 Plan”) and are convertible into Class A Ordinary Shares at the option of the holder (the “2005 Shares”) and 29,000,000 Class A Ordinary Shares, par value US$0.0001 per share of the Company (the “2010 Shares” and together with the 2005 Shares, the “Shares”) for issuance pursuant to the Company’s 2010 Equity Incentive Plan (the “2010 Plan” and together with the 2005 Plan, the “Plans”).

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plans and the issue of the Shares by the Company (the “Resolutions”) and have assumed that the Shares will be issued in accordance with the applicable Plan and the Resolutions.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the applicable Plan and in accordance with the Resolutions and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Yours faithfully

/s/ Maples and Calder
Maples and Calder